UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 4, 2006

(Date of earliest event reported)

Inland American Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Stop & Shop, Hyde Park, New York

On January 5, 2006, we entered into a joint venture with an affiliate, special member L.L.C., and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company.  The building contains approximately 52,500 of gross leasable square feet and is located at 5 St. Andrews Road in Hyde Park, New York. This property competes with five (5) other supermarket anchored centers within the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

In connection with the closing of the transaction, we made a capital contribution of approximately $8.7 million in exchange for approximately sixty-seven percent (67%) of its outstanding equity interests. Our capital contribution was funded using approximately $8.1 million in loan proceeds obtained in connection with the closing and $600,000 from cash on hand. The loan matures in February 2013, is secured by the property and requires interest only payments at an annual rate of 5.245%.

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following property on the date indicated below:

Monadnock Marketplace; Keene, New Hampshire

On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace containing approximately 200,000 gross leasable square feet.  The center is located at 20 Ashbrook Road in Keene, New Hampshire.

MB REIT purchased this property from an unaffiliated third party, Monadnock Condominium, L.P., for a cash purchase price of approximately $48.7 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)          Financial Statements

Audited financial statements are not required to be filed for Stop & Stop – Hyde Park in accordance with Rule 3-14 of Regulation S-X. Audited financial statements for Monadnock Marketplace will be filed in accordance with Rule 3-14 of Regulation S-X. Under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d)  Exhibits

Exhibit 10.25                              Assignment (Re: Monadnock Marketplace) dated December 20, 2005

Exhibit 10.26                              Agreement of Purchase and Sale (Re: Monadnock Marketplace) dated November 9, 2005, as amended.

Exhibit 10.27                              Agreement of Contribution (Re: Stop and Shop – Hyde Park) dated November 28, 2005, as amended.

Exhibit 10.28                              Limited Liability Agreement of Inland American Hyde Park, L.L.C. dated November 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	January 10, 2006

Exhibit Index

EXHIBIT NO.	DESCRIPTION

10.25	Assignment (Re: Monadnock Marketplace) dated December 20, 2005

10.26	Agreement of Purchase and Sale (Re: Monadnock Marketplace) dated November 9, 2005, as amended.

10.27	Agreement of Contribution (Re: Stop and Shop – Hyde Park) dated November 28, 2005, as amended.

10.28	Limited Liability Company Agreement of Inland American Hyde Park, L.L.C. dated November 1, 2005.